                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement            [_] Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                           TOMMY HILFIGER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    (5) Total fee paid:

    ----------------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.
    ----------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
    ----------------------------------------------------------------------------

    (3) Filing Party:
    ----------------------------------------------------------------------------

    (4) Date Filed:
    ------------------------------------------------------------------------

                          TOMMY HILFIGER CORPORATION

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held October 29, 2001

   The 2001 Annual Meeting of Shareholders of Tommy Hilfiger Corporation will be held at The Sandy Lane Hotel, Sandy Lane, St. James, Barbados, on Monday, October 29, 2001 at 12:00 noon, local time, for the following purposes:

        1. To elect three directors to the Board of Directors of the Company for terms to expire at the 2004 Annual Meeting of Shareholders;

        2. To approve the Tommy Hilfiger Corporation 2001 Stock Incentive Plan;

        3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 31, 2002; and

        4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on September 14, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

   Shareholders are invited to attend the Annual Meeting. Any shareholder entitled to attend and vote at the Annual Meeting is entitled to appoint a proxy to attend and vote instead of him. Whether or not you expect to attend, WE URGE YOU TO VOTE, SIGN, DATE AND PROMPTLY RETURN the enclosed Proxy Card in the envelope provided which requires no postage if mailed in the United States. A proxy may be revoked by a shareholder at any time before the effective exercise thereof.

                                    By order of the Board of Directors

                                    LAWRENCE T.S. LOK
                                    Secretary

September 21, 2001

                          TOMMY HILFIGER CORPORATION
                        11/F, Novel Industrial Building
                           850-870 Lai Chi Kok Road
                      Cheung Sha Wan, Kowloon, Hong Kong

                                PROXY STATEMENT

                                 INTRODUCTION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tommy Hilfiger Corporation (the "Company") of proxies to be used at the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Monday, October 29, 2001 at 12:00 noon, local time, at The Sandy Lane Hotel, Sandy Lane, St. James, Barbados, and at any adjournment thereof.

   The expected date of the first mailing of this Proxy Statement and the accompanying Proxy Card to the Company's shareholders is September 21, 2001.

                              PROXY SOLICITATION

   A Proxy Card is enclosed for use at the Annual Meeting. Proxies that are properly completed, signed and received prior to the Annual Meeting will be voted in accordance with the instructions of the persons executing the same. Unless instructed to the contrary, the proxies will be voted FOR Proposals 1, 2 and 3 set forth in the Notice of the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, it is intended that the persons named in the enclosed Proxy Card and acting thereunder will vote in accordance with their best judgment on such matters. A proxy may be revoked by a shareholder at any time before the effective exercise thereof by submitting a subsequently dated proxy or by appearing in person and voting at the Annual Meeting.

   The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of the Company, none of whom will receive additional compensation therefor. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

   A copy of the Annual Report of the Company containing audited financial statements for the fiscal year ended March 31, 2001 is enclosed herewith or has previously been sent to you. Such report is not a part of this Proxy Statement.

   On September 14, 2001, the record date for the determination of shareholders entitled to vote at the Annual Meeting, 89,460,567 Ordinary Shares, par value $.01 per share, of the Company (the "Ordinary Shares") were outstanding and carry the right to one vote for each such share with respect to each matter to be voted on at the Annual Meeting.

   Ordinary Shares represented by proxies that withhold authority to vote for a nominee for director or indicate an abstention or broker non-vote will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. However, such shares will not be treated as votes cast at the Annual Meeting and thus will have no effect on the outcome. The presence, in person or by proxy, of holders of at least 50% of the Ordinary Shares entitled to vote on proposals at the Annual Meeting will constitute a quorum.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth data as of September 14, 2001 concerning the beneficial ownership of Ordinary Shares by (i) the persons known to the Company to beneficially own more than 5% of the outstanding Ordinary Shares, (ii) all directors and nominees and each Named Executive Officer (as defined under "Executive Compensation" below) and (iii) all directors and executive officers as a group.

                                                                Amount
                                                             Beneficially       Percent
                                                                Owned         of Class(1)
                                                             ------------     -----------
PRIMECAP Management Company(2)
  225 South Lake Avenue #400
  Pasadena, CA 91101........................................  9,996,400          11.2%

Franklin Resources, Inc.(3)
  777 Mariners Island Boulevard
  San Mateo, CA 94404.......................................  6,009,500           6.7%

Vanguard Horizon Funds--Vanguard Capital
  Opportunity Fund(4)
  P.O. Box 2600
  Valley Forge, PA 19482-2600...............................  6,000,000           6.7%

Mellon Financial Corporation(5)
  One Mellon Center
  Pittsburgh, PA 15258......................................  5,042,300           5.6%

Boston Partners Asset Management, L.P.(6)
  28 State Street, 20th Floor
  Boston, MA 02109..........................................  4,592,400           5.1%

Directors and Named Executive Officers:
Silas K.F. Chou.............................................  2,015,324(7)        2.3%
Lawrence S. Stroll..........................................  2,015,324(7)        2.3%
Thomas J. Hilfiger..........................................  3,968,548           4.4%
Joel J. Horowitz............................................  1,337,382           1.5%
Ronald K.Y. Chao............................................  2,028,924(7)(8)     2.3%
Lester M.Y. Ma..............................................     34,400(9)          *
Joseph M. Adamko............................................     26,800(10)         *
Clinton V. Silver...........................................      9,600(11)         *
Simon Murray................................................     18,400(11)         *
Joel H. Newman..............................................    328,000(12)         *
All directors and executive officers as a group (13 persons)  7,932,054(13)       8.8%

--------
* Less than 1%.
(1)Shares outstanding with respect to each person includes the right to acquire beneficial ownership of Ordinary Shares pursuant to currently exercisable stock options, if any, held by such person under Company stock option plans. See footnotes 8, 9, 10, 11, 12 and 13. For purposes of this table, "currently exercisable" stock options include options becoming vested and exercisable within 60 days from September 14, 2001.
(2)Information based on Amendment No. 1 to Schedule 13G dated May 31, 2000 filed with the Securities and Exchange Commission (the "SEC") by PRIMECAP Management Company ("PRIMECAP"). According to the Schedule 13G, PRIMECAP, an investment adviser, had sole dispositive power over all of the shares and sole voting power over 3,996,400 of the shares.
(3)Information based on Schedule 13G dated February 7, 2001 filed with the SEC by Franklin Resources, Inc. ("Franklin"). According to Schedule 13G, subsidiaries of Franklin, a parent holding company, had sole dispositive power and sole voting power over all of the shares.

(4)Information based on Schedule 13G dated February 13, 2001 filed with the SEC by Vanguard Horizon Funds--Vanguard Capital Opportunity Fund ("Vanguard"). According to the Schedule 13G, Vanguard, an investment company, had shared dispositive power and sole voting power over all of the shares.
(5)Information based on Schedule 13G dated January 18, 2001 filed with the SEC by Mellon Financial Corporation ("Mellon"). According to the Schedule 13G, Mellon, a parent holding company, and certain of its subsidiaries had sole dispositive power over 5,042,140 of the shares, shared dispositive power over 160 of the shares, sole voting power over 4,299,240 of the shares and shared voting power over 394,760 of the shares.
(6)Information based on Schedule 13G dated February 7, 2001 files with the SEC by Boston Partners Asset Management, L.P. ("BPAM"). According to the
   Schedule 13G, BPAM, an investment adviser, and its owners had shared dispositive power and shared voting power over all of the shares.
(7)Sportswear Holdings Limited ("Sportswear") directly owns 2,015,324 Ordinary Shares. Sportswear is indirectly 50% owned by Westleigh Limited ("Westleigh"), which is privately owned by members of the Chao family (including Messrs. Chou and Chao), and 50% owned by Flair Investment Holdings Limited ("Flair"), in which Mr. Stroll has an indirect beneficial ownership interest. Each of Sportswear, Westleigh and Flair, as well as Messrs. Chou, Chao and Stroll, may be deemed to have shared dispositive power and shared voting power over, and thus to beneficially own, all of the Ordinary Shares owned by Sportswear through their respective direct or indirect ownership interests in Sportswear.
(8)Includes 13,600 Ordinary Shares issuable upon the exercise of currently exercisable stock options under the Directors Option Plan (as defined under "Executive Compensation--Stock-Based Plans" below).
(9)Issuable upon the exercise of currently exercisable stock options under the 1992 Stock Incentive Plans (as defined under "Executive Compensation--Stock-Based Plans" below) and the Directors Option Plan.
(10)Includes 20,000 Ordinary Shares issuable upon the exercise of currently exercisable stock options under the Directors Option Plan.
(11)Issuable upon the exercise of currently exercisable stock options under the Directors Option Plan.
(12)Issuable upon the exercise of currently exercisable stock options under the 1992 Stock Incentive Plans.
(13)Includes 604,000 Ordinary Shares issuable upon the exercise of currently exercisable stock options held by all directors and executive officers under the 1992 Stock Incentive Plans and the Directors Option Plan. The 2,015,324 Ordinary Shares directly owned by Sportswear and attributed to each of Messrs. Chou, Chao and Stroll in this table are only counted once. See footnote 7.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees For Director

   The Company's Board of Directors currently consists of nine members and is divided into three classes with staggered three-year terms. At each Annual Meeting of Shareholders, the successors of the class of directors whose terms expire at such meeting are elected for three-year terms.

   The Company's Board of Directors has nominated three directors to be elected to the Board of Directors at the Annual Meeting for three-year terms, each of whom is currently a director of the Company: Joel J. Horowitz, Ronald K.Y. Chao and Simon Murray.

   The principal occupations and other biographical information of the nominees are as follows:

   Joel J. Horowitz, 50, is Chief Executive Officer and President of the Company. Mr. Horowitz has served as Chief Executive Officer since 1994 and as President since 1995. From 1989 to 1994, Mr. Horowitz served as President and Chief Operating Officer of the Company and its predecessors. Mr. Horowitz has been a Director of the Company since 1992.

   Ronald K.Y. Chao, 62, has been a Director of the Company since 1992. Since 1996, Mr. Chao has been Vice Chairman of Novel Enterprises Limited ("Novel Enterprises"). Prior thereto, Mr. Chao served as the Managing Director of Novel Enterprises. In addition, Mr. Chao has served as a director of Novel Denim Holdings Limited, a company quoted on the Nasdaq National Market and an affiliate of Novel Enterprises ("Novel Denim"), since 1997.

   Simon Murray, 61, has been a Director of the Company since 1997. From 1993 to 1997, Mr. Murray was the Executive Chairman Asia Pacific of Deutsche Bank AG. Since 1998, Mr. Murray has been the Chairman of General Enterprise Management Services Limited, a private equity fund management company sponsored by Simon Murray & Company Ltd. Mr. Murray is also a director of a number of public companies in the Far East, including Hutchison Whampoa Limited and Orient Overseas (International) Limited, and other companies in Europe, including Hermes International and Vivendi S.A.

   The election of the directors requires the affirmative vote of a plurality of the Ordinary Shares voted, in person or by proxy, at the Annual Meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE AS A DIRECTOR FOR A TERM TO EXPIRE AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS.

Directors Whose Terms of Office Continue and Non-Director Executive Officers

   The principal occupations and other biographical information of the directors of the Company whose terms continue are as follows:

                                                        Expiration of
               Name                                     Present Term
               ----                                     -------------
          Silas K.F. Chou.............................      2002
          Lawence S. Stroll...........................      2003
          Thomas J. Hilfiger..........................      2002
          Lester M.Y. Ma..............................      2003
          Joseph M. Adamko............................      2002
          Clinton V. Silver...........................      2003

   Silas K.F. Chou, 55, has been Co-Chairman of the Board of the Company since 1998 and served as Chairman of the Board from 1992 to 1998. Mr. Chou has been a Director of the Company since 1992. Mr. Chou also has served as an Executive Director of Novel Enterprises, where he was appointed as Managing Director in 1996, for more than the past five years and as Chairman of the Board of Novel Denim since 1996. In addition, Mr. Chou was Chairman of the Board of Pepe Jeans London Corporation and its predecessor (collectively, "PJLC") from 1992 to 1998.

   Lawrence S. Stroll, 42, has been Co-Chairman of the Board of the Company since 1998 and served as Chief Executive Officer of Tommy Hilfiger (HK) Limited, a subsidiary of the Company ("THHK"), from 1993 to 1998. Mr. Stroll has been a Director of the Company since 1992. In addition, Mr. Stroll was Group Chief Executive Officer of PJLC from 1993 to 1998.

   Thomas J. Hilfiger, 50, has been a Director and Principal Designer of the Company since 1992 and Honorary Chairman of the Board of the Company since 1994. Mr. Hilfiger was Vice Chairman of the Board of the Company and its predecessors from 1989 to 1994, and President of Tommy Hilfiger, Inc. from 1982 to 1989. Mr. Hilfiger has been designing clothes under the Tommy Hilfiger trademarks since 1984.

   Lester M.Y. Ma, 54, has been a Director of the Company since 1992 and served as its Treasurer from 1996 to 1997. Mr. Ma has been an Executive Director and Group Chief Accountant of Novel Enterprises for more than the past five years. In addition, Mr. Ma has been a director of Novel Denim since 1992 and its Treasurer since 1997.

   Joseph M. Adamko, 69, has been a Director of the Company since 1993. Since 1992, Mr. Adamko has been Vice Chairman and a director of Sterling Bancorp and Sterling National Bank. Prior thereto, Mr. Adamko was employed by Manufacturers Hanover Trust Company of New York in a variety of positions for over 30 years, including most recently as a Managing Director.

   Clinton V. Silver, 71, has been a Director of the Company since 1994. Mr. Silver was employed by Marks & Spencer plc, an international retailer based in London, as Deputy Chairman from 1991 to 1994 and as a consultant from 1994 to 1999. In addition, Mr. Silver served as a director of Marks & Spencer plc from 1974 to 1994 and as Joint Managing Director from 1990 to 1994.

   Ronald K.Y. Chao and Silas K.F. Chou are brothers.

   The principal occupations and other biographical information of the Company's non-director executive officers are as follows:

   Joel H. Newman, 60, was appointed Chief Financial Officer and Executive Vice President-Finance and Operations of the Company in 2001, after serving as Chief Financial and Administrative Officer and Executive Vice President since 2000. Prior thereto, Mr. Newman served as Chief Administrative Officer and Executive Vice President-Finance from 1998 to 2000 and as Executive Vice President-Operations from 1997 to 1998. Since 1993, Mr. Newman has also held various senior operations and financial positions with Tommy Hilfiger U.S.A., Inc., a subsidiary of the Company ("TH USA"), for which he currently serves as Chief Operating Officer. Prior to joining the Company, Mr. Newman held various senior operations and financial positions with major companies in the apparel wholesale and retail industries.

   Arthur Bargonetti, 67, has been Senior Vice President-Operations of the Company since 1998. From 1994 to 1998, Mr. Bargonetti served as the Chief Operating Officer and Executive Vice President of Pepe Jeans USA, Inc. Prior thereto, Mr. Bargonetti was the Chief Operating Officer and Executive Vice President of Bidermann Industries U.S.A., Inc.

   Joseph Scirocco, 44, has been Senior Vice President and Treasurer of the Company since 1997. Prior to joining the Company, Mr. Scirocco was employed in the Retail and Consumer Products Group of Price Waterhouse LLP, where he had served as an Audit Partner since 1990.

   Lawrence T.S. Lok, 44, has served as Secretary of the Company since 1994. In addition, Mr. Lok has been Secretary of Novel Enterprises since 1994 and of Novel Denim since 1997. Mr. Lok has also served as Deputy Financial Controller of Novel Enterprises for more than the past five years.

Committees of the Board of Directors

   The Company's Board of Directors has standing Audit and Compensation Committees (the "Standing Committees"), but does not have a Nominating Committee.

   The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors, recommends to the Board of Directors an accounting firm to serve as the Company's independent auditors, approves non-audit services provided to the Company by the Company's independent auditors and reviews transactions among the Company and its affiliates. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A. The Audit Committee currently consists of Mr. Silver, who is the Chairman, Mr. Adamko and Mr. Murray, each of whom is independent (as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards).

   The Compensation Committee is responsible for supervising the Company's compensation policies, administering the employee incentive plans, reviewing officers' salaries and bonuses, approving significant changes in employee benefits and recommending to the Board such other forms of remuneration as it deems appropriate. The Compensation Committee currently consists of Mr. Adamko, who is the Chairman, Mr. Silver and Mr. Murray.

   During the 2001 fiscal year, the Board of Directors held five meetings, the Audit Committee held two meetings and the Compensation Committee held four meetings. Over this period, each of the Company's Directors participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a Director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

Director Compensation

   Directors who are officers or employees of the Company or any of its subsidiaries receive no additional compensation for their service on the Board and its committees. All other directors of the Company ("Non-Employee Directors") receive the following retainers: $40,000 per annum for members of the Board; $5,000 per annum for members of Standing Committees; and $3,000 per annum for Chairmen of Standing Committees. The Non-Employee Directors also receive $2,000 for attendance at each meeting of the Board or a committee. In addition, the Non-Employee Directors participate in the Directors Option Plan. See "Executive Compensation--Stock-Based Plans."

                            EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid and accrued by the Company and its subsidiaries for the fiscal years ended March 31, 2001, 2000 and 1999 to the Company's chief executive officer and the four other most highly compensated executive officers (the "Named Executive Officers").

Summary Compensation Table

                                                                               Long-Term
                                                   Annual Compensation       Compensation
                                                 ------------------------    -------------
                                                                                Awards
                                                                             -------------
                                                                              Securities
                                                                              Underlying
                                          Fiscal                             Stock Options    All Other
      Name and Principal Position          Year  Salary ($)    Bonus ($)          (#)      Compensation ($)
      ---------------------------         ------ ----------    ----------    ------------- ----------------
Joel J. Horowitz.........................  2001     625,000    12,097,000(1)         --          5,100(2)
  Chief Executive Officer                  2000     581,600    16,631,000(1)         --          5,100
  and President                            1999     540,000    15,374,000(1)         --          4,000

Thomas J. Hilfiger.......................  2001  24,925,000(3)         --            --          5,100(2)
  Honorary Chairman of the                 2000  26,851,000(3)         --            --          5,100
  Board and Principal Designer             1999  22,275,000(3)         --            --          4,000

Silas K.F. Chou..........................  2001     750,000(4)    545,532            --             --
  Co-Chairman of the Board                 2000     750,000(4)    750,000            --             --
                                           1999     750,000(4)  1,750,000            --             --

Lawrence S. Stroll.......................  2001     750,000(5)    545,532            --             --
  Co-Chairman of the Board                 2000     750,000(5)    750,000            --             --
                                           1999     750,000(5)  1,750,000            --             --

Joel H. Newman...........................  2001     650,000       550,000       100,000         15,475(6)
  Chief Financial Officer and Executive    2000     600,000       600,000       165,000         15,088
  Vice President-Finance and               1999     550,000     1,075,000       200,000         13,909
  Operations

--------
(1)Pursuant to an incentive plan approved by the shareholders of the Company, Mr. Horowitz receives an annual bonus equal to 5% of the Company's operating earnings (as defined below). See "Certain Employment Agreements."
(2)Amount represents employer matching contribution under the Tommy Hilfiger U.S.A. 401(k) Profit Sharing Plan (the "401(k) Plan").

(3)Pursuant to an employment agreement entered into prior to the Company's initial public offering, Mr. Hilfiger receives annual salary payments equal to $900,000 plus 1.5% of the net sales of TH USA and its subsidiaries over $48,333,333. See "Certain Employment Agreements."
(4)Includes 50% of the fees paid pursuant to a consulting agreement between Tommy Hilfiger (Eastern Hemisphere) Limited, a subsidiary of the Company ("THEH"), and Fasco International, Inc. ("Fasco International"), a subsidiary of Sportswear. See "Certain Relationships and Related Transactions--Other Relationships and Transactions."
(5)Includes (i) 50% of the fees paid pursuant to a consulting agreement between THEH and Fasco International, and (ii) all of the fees paid pursuant to a consulting agreement between THEH and another affiliate of Mr. Stroll. See "Certain Relationships and Related Transactions--Other Relationships and Transactions."
(6)Amount represents employer matching contribution under the 401(k) Plan of $5,475 plus reimbursement for supplemental term life insurance premium payments of $10,000.

Option Grants in Fiscal 2001

   The following table sets forth information regarding grants of stock options during fiscal year 2001 made to the only Named Executive Officer who has received Company option grants.

                       Individual Grants                         Grant Date Value
---------------------------------------------------------------- ----------------
               Number of
               Securities   Percent of
               Underlying  Total Stock
                 Stock       Options
                Options     Granted to  Exercise or
                Granted    Employees in Base Price  Expiration      Grant Date
     Name         (#)      Fiscal Year    ($/Sh)       Date      Present Value($)
     ----      ----------  ------------ ----------- ----------   ----------------
Joel H. Newman  100,000(1)     8.5%       6.65625    06/12/10(1)     256,560(2)

--------
(1)The stock options granted to Mr. Newman during the last fiscal year were non-qualified options granted pursuant to the 1992 Stock Incentive Plans. Such options become exercisable in three equal installments on June 30, 2001, June 30, 2002 and March 31, 2002. See "Stock-Based Plans."
(2)The fair value of these options on the date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions: volatility of 53%; risk-free interest rate of 6.4%; expected life of 3 years; and no future dividends. The dollar amount in this column is not intended to forecast potential future appreciation, if any, of the Ordinary Shares.

Aggregated Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values

   The following table sets forth information regarding stock option exercises during fiscal year 2001 by the only Named Executive Officer who has received Company option grants, and the values of such officer's unexercised options as of March 31, 2001.

                                       Number of Securities      Value of Unexercised
                                      Underlying Unexercised         In-The-Money
                  Shares     Value       Stock Options at          Stock Options at
               Acquired on  Realized    Fiscal Year-End (#)       Fiscal Year-End ($)
     Name      Exercise (#)   ($)    Exercisable/Unexercisable Exercisable/Unexercisable
     ----      ------------ -------- ------------------------- -------------------------
Joel H. Newman      --         --         215,000/380,000           130,566/706,413

Supplemental Executive Retirement Plan

   TH USA maintains the Tommy Hilfiger U.S.A., Inc. Supplemental Executive Retirement Plan (the "SERP"), a nonqualified unfunded plan, to provide retirement benefits to senior executives designated by the Chief Executive Officer of TH USA. As of March 31, 2001, Mr. Newman was the only Named Executive Officer participating in the SERP.

   Pension Plan Table. The following table shows the estimated hypothetical annual benefit payable under the SERP to participants retiring at age 65 based on the specified final average compensation and years of service.

                                       Years of Service
           Final Average --------------------------------------------
            Base Salary     15       20       25       30       35
           ------------- -------- -------- -------- -------- --------
             $250,000    $ 75,000 $100,000 $125,000 $125,000 $125,000
              300,000      90,000  120,000  150,000  150,000  150,000
              350,000     105,000  140,000  175,000  175,000  175,000
              400,000     120,000  160,000  200,000  200,000  200,000
              450,000     135,000  180,000  225,000  225,000  225,000
              500,000     150,000  200,000  250,000  250,000  250,000
              750,000     225,000  300,000  375,000  375,000  375,000

   The benefit payable under the SERP is a lifetime annuity equal to 2% of the participant's average base salary for the last three full calendar years of employment with the Company multiplied by the participant's years of service (up to a maximum of 25 years). Payments to vested participants commence after termination of employment and upon the earlier of (i) the attainment of age 65 or (ii) the request of the participant at any time after the attainment of age 55 (in which case the annual amount is reduced by 5% per year for each year it is paid before the participant's attainment of age 65). Participants become vested under the SERP upon the earliest of (a) the completion of 10 years of service, (b) the attainment of age 40 and completion of five years of service or (c) the attainment of age 65; provided that a participant who is terminated for "cause" (as defined in the SERP) will forfeit all rights to the SERP benefit (whether or not vested). Payments under the SERP are subject to any applicable Social Security or other taxes required to be withheld by law.

   For purposes of the SERP, the amount specified in the Annual Compensation portion of the Summary Compensation Table under the heading "Salary" would constitute "base salary." As of March 31, 2001, Mr. Newman had completed 8 years of service and was vested under the SERP.

Certain Employment Agreements

   Subsidiaries of the Company had employment agreements with Messrs. Hilfiger, Horowitz and Newman during fiscal year 2001.

   The employment agreement with Tommy Hilfiger, the Company's Honorary Chairman of the Board and Principal Designer, provides for his employment as the designer of all products carrying the Tommy Hilfiger trademarks until his death, disability or incompetence. Mr. Hilfiger receives an annual base salary of $900,000, subject to adjustments. If net sales of TH USA and its subsidiaries are less than $48,333,333 in any year, Mr. Hilfiger's base salary for such year is reduced by 1.5% of such shortfall, to not less than $500,000. If net sales are greater than $48,333,333 in any fiscal year, Mr. Hilfiger receives an additional payment equal to 1.5% of such excess. If Mr. Hilfiger terminates his employment without the consent of TH USA other than by reason of his death, disability or incompetence, TH USA will have no further obligations under the agreement. The employment agreement provides that TH USA and its subsidiaries cannot enter into any line of business without the consent of Mr. Hilfiger if he shall reasonably determine that such line of business would be detrimental to the Tommy Hilfiger trademarks.

   The employment agreement with Mr. Horowitz provides for his employment as Chief Executive Officer of the Company and TH USA until March 31, 2004. The agreement provided for an annual base salary in fiscal year 2001 of $625,000. The base salary is subject to increase each year by the average percentage increase for all employees of TH USA.

   The Company is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), under which public companies are not permitted to deduct for federal income tax purposes certain annual compensation paid to certain executive officers in excess of $1,000,000 per executive, unless such excess is paid pursuant to an arrangement based upon performance and approved by shareholders, and provided that the other requirements set forth in Section 162(m) and related regulations are met. Payments required to be made pursuant to the aforementioned employment agreement with Mr. Hilfiger, which was entered into prior to the effective date of Section 162(m), are not subject to such restrictions.

   On August 6, 1998, the Company's Compensation Committee approved and the Board of Directors adopted, and on November 2, 1998, the shareholders approved, the renewal of the Tommy Hilfiger U.S.A., Inc. Supplemental Executive Incentive Compensation Plan (the "SEIC Plan"), which was scheduled to terminate on April 1, 1999, for each of the five fiscal years in the period ending March 31, 2004. The purpose of the SEIC Plan is to provide a significant and flexible economic opportunity to Mr. Horowitz, Chief Executive Officer and President of the Company and Chief Executive Officer of TH USA, in an effort to reward his contribution to the Company and its subsidiaries. The SEIC Plan is administered by the Company's Compensation Committee and provides for a cash award to Mr. Horowitz equal to 5% of the Company's consolidated earnings before depreciation, interest on financing of fixed assets, non-operating expenses and taxes ("operating earnings"). Awards under the plan are calculated and paid quarterly based on 3.75% of operating earnings for the first three fiscal quarters, with the remaining amount of the bonus (based on the 5% rate) payable at the end of the fiscal year. The amount of the award is reduced by the amount of any other bonuses paid or payable under any employment or bonus agreement between the Company or TH USA and Mr. Horowitz. The SEIC Plan does not contain any cap on the maximum amount of the bonus payable thereunder. The SEIC Plan bonus payable to Mr. Horowitz in respect of fiscal year 2001 was $12,097,000. While the Company believes that compensation payable pursuant to the SEIC Plan will be deductible for federal income tax purposes pursuant to Section 162(m), there can be no assurance in this regard.

   The employment agreements with Messrs. Hilfiger and Horowitz also provide that such executives are eligible to receive additional annual bonuses at the discretion of TH USA's Board of Directors or Compensation Committee. If, however, compensation is awarded based on an arrangement that does not satisfy the requirements of Section 162(m), TH USA would not be allowed to deduct for tax purposes any payments in excess of the $1,000,000 limitation. No discretionary bonuses were paid to these executives with respect to the Company's last three fiscal years.

   Messrs. Hilfiger and Horowitz have agreed to waive any additional compensation attributable to the net sales and operating earnings of to the Company's acquired European licensee to which they might otherwise be contractually entitled under their existing employment arrangements. See "Certain Relationships and Related Transactions--The TH Europe Acquisition."

   The employment agreement with Mr. Newman, the Company's Chief Financial Officer and Executive Vice President-Finance and Operations, provides for his employment with TH USA until March 31, 2003. Thereafter, the agreement automatically renews for successive one-year terms unless terminated upon prior notice by either party. The agreement provided for an annual base salary in fiscal year 2001 of $650,000, and provides for base salaries of $750,000, $850,000 and $950,000 in fiscal years 2002, 2003 and 2004 (if renewed for such year), respectively. Under the agreement, Mr. Newman received $550,000 in bonuses in fiscal year 2001, including a one-time bonus of $225,000 upon execution of the agreement. Mr. Newman is entitled to receive minimum bonuses of $500,000, $567,000 and $634,000 in fiscal years 2002, 2003, and 2004 (if renewed for such year)
respectively; provided that if the Company achieves or exceeds its annual budget for a specified fiscal year, the minimum bonus will be 100% of the base salary for such year. Upon execution of the agreement, Mr. Newman received a grant of 100,000 stock options under the 1992 Stock Incentive Plans and the exercisability of 66,000 stock options previously granted to Mr. Newman were accelerated to the date of execution. See "Option Grants in Fiscal 2001." If Mr. Newman remains in the Company's employ on March 31, 2002, all stock options issued to him prior to March 31, 2000 that have not previously become exercisable will be accelerated to March 31, 2002.

   If Mr. Newman's employment is terminated by the Company without "cause" (as defined in the agreement) or due to a long-term disability or by Mr. Newman with "good reason" (as defined in the agreement), or the Company does not renew the agreement at the end of the initial term or any renewal term, Mr. Newman will, subject to certain conditions, be entitled to receive base salary continuation until the end of the initial term or then current renewal term plus one year (subject to mitigation from compensation and benefits received from other employment or Company-sponsored long-term disability payments), as well as a pro rated annual bonus for the fiscal year in which the termination occurs.

Stock-Based Plans

   Tommy Hilfiger U.S.A. and Tommy Hilfiger (Eastern Hemisphere) Limited 1992 Stock Incentive Plans. In September 1992, the Company and its subsidiaries adopted stock options plans (collectively, the "1992 Stock Incentive Plans") authorizing the issuance of an aggregate of up to 5,940,000 Ordinary Shares to directors, officers and employees of the Company and its subsidiaries. Through March 31, 2001, a total of 13,500,000 additional Ordinary Shares were authorized and reserved for issuance under the 1992 Stock Incentive Plans. The number of Ordinary Shares subject to the 1992 Stock Incentive Plans is subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events.

   Currently, over half of the full-time employees of the Company and its subsidiaries are participants in the 1992 Stock Incentive Plans. Messrs. Chou, Stroll, Hilfiger, Horowitz and Chao are not eligible for grants under the 1992 Stock Incentive Plans.

   The 1992 Stock Incentive Plans are administered by the Compensation Committees of the Company and TH USA. Awards under the 1992 Stock Incentive Plans may include non-qualified stock options, incentive stock options, stock appreciation rights granted in conjuction with stock options and restricted stock. Awards under the 1992 Stock Incentive Plans are subject to such terms and conditions as may be determined by the relevant Compensation Committee and specified in the applicable award agreement; provided that an option or related stock appreciation right granted under the 2001 Stock Incentive Plan must have an exercise price of not less than fair market value at the date of grant. An award agreement may provide for acceleration or immediate vesting in the event of a change of control of the Company or any of its subsidiaries.

   No further grants will be made under the 1992 Stock Incentive Plans following shareholder approval of the 2001 Stock Incentive Plan. See "Proposal 2: Approval of the 2001 Stock Incentive Plan."

   Non-Employee Directors Stock Option Plan. In August 1994, the Board of Directors and shareholders of the Company approved the Tommy Hilfiger Corporation Non-Employee Directors Stock Option Plan (the "Directors Option Plan"). Options for up to 400,000 Ordinary Shares, subject to certain adjustments, may be granted under the Directors Option Plan. Each Non-Employee Director receives an initial stock option to purchase 20,000 Ordinary Shares, and subsequent annual grants of options to purchase 2,000 Ordinary Shares, in each case at an exercise price equal to the fair market value at the date of grant. As of September 14, 2001, 248,000 Ordinary Shares remain eligible for grant under the Directors Option Plan. All options granted under the Directors Option Plan are non-qualified stock options.

   The Directors Option Plan is administered by the Company's Compensation Committee. However, grants of stock options to participants under the Plan and the amount, nature and timing of the grants are not subject to the determination of such committee.

   The term of each stock option granted under the Directors Option Plan is 10 years unless earlier terminated by termination of the director status of a Non-Employee Director, and the stock options are exercisable in equal installments over five years from the date of grant.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consists of Mr. Adamko, who is the Chairman, Mr. Silver and Mr. Murray.

   Sportswear, a British Virgin Islands corporation, is indirectly 50% owned by Westleigh, a British Virgin Islands corporation privately owned by members of the Chao family (including Messrs. Silas K.F. Chou, Co-Chairman of the Board and a Director of the Company, and Ronald K.Y. Chao, a Director of the Company) and an affiliate of Novel Enterprises, and 50% owned by Flair, a British Virgin Islands corporation in which Mr. Stroll, Co-Chairman of the Board and a Director of the Company, has an indirect beneficial ownership interest. AIHL-Pepe Limited and AIHL-TH Limited, each a British Virgin Islands corporation (collectively with their predecessors and certain of their affiliates, "AIHL"), are owned 70% by Sportswear, 22.5% by Mr. Hilfiger, Honorary Chairman of the Board, Principal Designer and a Director of the Company, and 7.5% by Mr. Horowitz, Chief Executive Officer, President and a Director of the Company.

   Mr. Ma, a Director of the Company, may have certain economic interests based on the performance of AIHL and its affiliates. Novel Enterprises and its affiliates also hold other interests in the apparel industry, including an approximately 50% ownership interest in Novel Denim.

   During the Company's last fiscal year, (i) Messrs. Chou, Stroll, Hilfiger, Horowitz and Ma were executive officers and directors of AIHL, (ii) Messrs. Chou and Stroll were executive officers and directors, and Mr. Chao was a director, of Sportswear, (iii) Messrs. Chou and Chao were directors of Westleigh, (iv) Messrs. Chou, Chao and Ma were executive officers and directors of Novel Enterprises and (v) Mr. Chou was an executive officer, director and Chairman of the compensation committee, Mr. Chao was a director and Mr. Ma was an executive officer and director, of Novel Denim.

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to its executive officers, including the Named Executive Officers. The Committee is currently comprised of Messrs. Joseph M. Adamko, who serves as Chairman, Clinton V. Silver and Simon Murray.

   General Policies Regarding Compensation of Executive Officers. In establishing compensation and benefit levels for executive officers, the Committee seeks to (i) attract and retain individuals of superior ability and managerial talent, (ii) motivate executive officers to increase Company performance and (iii) reward executives for exceptional individual contributions to the achievement of the Company's business objectives. The Company's compensation structure consists of base salary, variable annual cash bonuses and stock-based long-term incentive awards in the form of stock options.

   In determining salary and bonus levels for executive officers, the Committee reviews certain Company performance factors, including net revenue, operating earnings, net income and net profit margin. Performance is measured in terms of both quantitative and qualitative goals at the corporate, departmental and individual levels.

   Cash compensation levels, including salary and bonus, of certain of the Company's executive officers, including certain of the Named Executive Officers, are determined based upon the amounts and formulas prescribed by each such executive's employment agreement, as well as the SEIC Plan approved by the Company's shareholders. See "Certain Employment Agreements." These employment agreements are generally long-term with a view toward achieving consistency at the higher levels of the Company's management ranks, and contain variable salary and bonus structures that directly link the compensation paid to certain executive officers to the Company's satisfactory achievement of certain performance goals. Performance-based compensation is generally determined based upon the attainment of certain annual net revenue, operating earnings, net income and net profit margin thresholds. Such bonus payments, other than bonus payments prescribed by the employment agreements and the SEIC Plan, are generally at the discretion of the Committee and may be reduced from the amounts prescribed by the formulas if, in the determination of the Committee, such an adjustment is warranted.

   Long-term incentive compensation of the Company's executive officers generally takes the form of stock option grants. These grants are available under the 1992 Stock Incentive Plans and may be utilized to provide incentives to certain of the Company's executive officers, as well as the majority of its employees. See "Stock-Based Plans." The objective of such grants is to align the long-term interests of the Company's executives with those of its shareholders. The Committee has the responsibility of overseeing stock option grants to eligible executive officers and employees of the Company.

   Compensation levels are analyzed by the Committee from time to time through an assessment of prevailing compensation levels among the Company's competitors. The Company's competitors, for this purpose, include certain of the companies included in the industry index used for comparison with the Company's performance in the cumulative total shareholder return graph which follows this report, as well as other companies which, in the Committee's view, compete with the Company for executive talent. These competitors may also include non-public companies and companies in related industries such as retailing or general apparel manufacturing. In selected cases, the Committee has believed that exceptional executive talent may only be attracted and retained by compensation at the high end of prevailing levels among the Company's competitors.

   While the Committee has a policy of seeking, in all material respects, to maintain full deductibility of executive compensation within the guidelines of
Section 162(m) of the Code, the Committee has retained the flexibility to structure compensation arrangements that are not fully deductible under Section 162(m) where the Committee determines, based upon its business judgment, that such arrangements are in the best interests of the Company and its shareholders.

   Fiscal Year 2001 Compensation. Pursuant to Mr. Hilfiger's employment agreement, which has been in effect since 1989, his annual cash compensation is based on a percentage of the Company's net sales and, accordingly, year-to-year changes in his compensation are tied to changes in such sales. See "Certain Employment Agreements." Consistent with the decline in the Company's net revenue in fiscal year 2001 versus fiscal year 2000, Mr. Hilfiger's employment agreement-based compensation decreased 7.4% in fiscal year 2001. The Committee has reviewed other compensation arrangements in the apparel industry that are based on a percentage of net sales and has determined that Mr. Hilfiger's compensation, while at the high end of the range in terms of total dollars paid, is not unreasonable in terms of the percentage paid. In addition, the Committee noted that Mr. Hilfiger is not eligible for stock option awards under the 1992 Stock Incentive Plans.

   Messrs. Chou and Stroll received base salary compensation pursuant to employment and consulting arrangements, as well as discretionary bonus awards. In light of the Company's decline in operating earnings in fiscal year 2001 as compared to fiscal year 2000, the discretionary bonus awards to these executives were significantly decreased from the fiscal year 2000 levels. Specifically, the reduction in the bonuses for Messrs. Chou and Stroll in fiscal year 2001 matched the percentage decrease in the bonus payable to Mr. Horowitz under the SEIC Plan, as described under "Compensation of the Chief Executive Officer" below. Mr. Newman received base salary and bonus compensation pursuant to an employment agreement, as well a grant of stock options under the 1992 Stock Incentive Plans. See "Certain Employment Agreements" and "Option Grants in Fiscal 2001." Overall, such compensation represents, in the opinion of the Committee in light of industry standards, compensation commensurate with these executives' contributions to the growth, profitability and strategic direction of the Company.

   Compensation of the Chief Executive Officer. Joel J. Horowitz is the Chief Executive Officer and President of the Company. The fiscal year 2001 base salary of $625,000 represents a 7.5% increase over the prior year and is consistent with the average increase given to all employees of the Company. See "Certain Employment Agreements." Mr. Horowitz's fiscal year 2001 performance-based compensation, which is determined in accordance with the SEIC Plan approved by the shareholders of the Company, is based on a percentage of operating earnings less the amount of any other bonuses paid or payable under any employment or bonus agreement between the Company or TH USA and Mr. Horowitz. Mr. Horowitz received a bonus of $12,097,000 under this arrangement in respect of fiscal year 2001, which represents a decrease of 27.3% from the fiscal year 2000 SEIC Plan bonus.

   The Committee believes that the total fiscal year 2001 compensation payable to Mr. Horowitz, while at the high end of the range for the Company's competitors, is consistent with the Company's executive compensation philosophy described above. The Committee noted in this regard that Mr. Horowitz is not eligible for stock option awards under the 1992 Stock Incentive Plans.

                                    COMPENSATION COMMITTEE

                                    Joseph M. Adamko, Chairman
                                    Clinton V. Silver
                                    Simon Murray

Comparison of Cumulative Total Shareholder Return

   The following graph compares the cumulative total shareholder return on the Company's Ordinary Shares over a 5-year period with that of (i) the S&P 500 Index and (ii) the S&P Textiles Index, assuming in each case an investment of $100 on March 31, 1996 and reinvestment of all dividends.


                                    [CHART]

                Tommy Hilfiger Corporation    S&P 500 Index   S&P Textiles Index
3/31/1996       100                           100             100
3/31/1997       113.9                         119.82          131.49
3/31/1998       130.93                        177.29          153.09
3/31/1999       150.14                        210.03          110.64
3/31/2000       63.22                         247.71          84.2
3/31/2001       56.02                         194.04          103.35

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Certain relationships and transactions between the Company and certain directors and officers of the Company and certain of their affiliates are described below.

The TH Europe Acquisition

   On June 29, 2001, the Company and THEH entered into a stock purchase agreement (the "Stock Purchase Agreement") with TH Europe Holdings Limited, a subsidiary of AIHL ("TH Europe Holdings"), pursuant to which THEH agreed to acquire from TH Europe Holdings all of the issued and outstanding shares of capital stock of T.H. International N.V. ("THNV"), the owner of Tommy Hilfiger Europe B.V. ("TH Europe"), the Company's European licensee, for a cash purchase price of $200,000,000 (such transaction being referred to herein as the "TH Europe Acquisition"). Also on June 29, 2001, AIHL executed a guarantee of the performance by TH Europe Holdings of its obligations under the Stock Purchase Agreement. The TH Europe Acquisition was completed on July 5, 2001.

   At the time of the execution of the Stock Purchase Agreement, Messrs. Chou and Stroll entered into a non-competition agreement with the Company restricting their ability to compete in Europe with the THNV businesses for two years following the TH Europe Acquisition. In addition, Messrs. Hilfiger and Horowitz executed waivers with respect to any additional compensation attributable to the net sales and operating earnings of THNV and its consolidated subsidiaries to which they might otherwise be contractually entitled under their existing employment arrangements.

Other Relationships and Transactions

   The Company is party to a lock-up agreement (the "Lock-Up Agreement") and a registration rights agreement (the "Registration Rights Agreement"), in each case with AIHL, Anasta Holdings Limited, Sportswear, Westleigh, Flair, Mr. Hilfiger and Mr. Horowitz (collectively, the "AIHL Affiliates"), relating to the Ordinary Shares paid by the Company as part of the purchase price consideration for the May 8, 1998 acquisition (the "1998 Acquisition") of its womenswear, jeanswear and Canadian licensees (the "Purchase Price Shares"). The Lock-Up Agreement prohibited the transfer of the Purchase Price Shares until May 8, 2000, and imposes additional restrictions until May 8, 2003 on transfers of the shares as a block, subject to certain exceptions. Under the Registration Rights Agreement, the AIHL Affiliates, along with their successors and permitted transferees under the Lock-Up Agreement, have the right to require the Company to register sales of the Purchase Price Shares. At the time of the 1998 Acquisition, Messrs. Chou and Stroll also entered into a non-competition agreement with the Company restricting their ability to compete in the United States or Canada with the womenswear and jeanswear businesses until May 8, 2002.

   During the Company's last fiscal year, Tommy Hilfiger Licensing, Inc., a subsidiary of the Company ("THLI"), was party to a geographic license agreement for Europe and certain other countries with TH Europe. Under this agreement, TH Europe pays THLI a royalty based on a percentage of the value of licensed products sold by it. Subject to certain exceptions, all products sold by or through the licensee must be purchased through THEH or TH USA pursuant to buying agency agreements. Under these agreements, THEH and TH USA are paid a buying agency commission based on a percentage of the cost of products sourced through them. For the fiscal year ended March 31, 2001, results of operations included $9,554,000 of royalties and commissions under these arrangements. In addition, in fiscal year 2001, TH Europe purchased certain fixtures and inventory from the Company for an aggregate purchase price of $358,000.

   THLI is party to a geographic license agreement for Japan with THMJ Incorporated ("THMJ"). Previously, this license was held by Novel-ITC Licensing Limited ("NIL"), a company jointly controlled by Itochu Corporation and Novel Enterprises and in which Mr. Stroll indirectly owned a minority interest, and all rights thereunder were sublicensed by NIL to THMJ. During fiscal year 2001, these arrangements were restructured such that (i) THMJ became the direct licensee of THLI and (ii) the aggregate indirect equity interests of Novel Enterprises and its affiliates and Messrs. Stroll, Hilfiger and Horowitz in THMJ decreased from 47.5% to 20%. Under the license agreement, THMJ pays THLI a royalty based on a percentage of the value of licensed products sold by it. Subject to certain exceptions, all products sold by or through THMJ must be purchased through THEH or TH USA pursuant to buying agency agreements. Under these agreements, THEH and TH USA are paid a buying agency commission based on a percentage of the cost of products sourced through them. Pursuant to these arrangements, royalties and commissions totaled $3,562,000 during fiscal year 2001.

   TH USA purchases finished goods in the ordinary course of business from affiliates of Novel Enterprises. Such purchases amounted to $63,245,000 during the fiscal year ended March 31, 2001. In addition, contractors of the Company purchase raw materials in the ordinary course of business from affiliates of Novel Enterprises pursuant to the Company's designation of such sources as acceptable suppliers. Such purchases amounted to $5,168,000 during the fiscal year ended March 31, 2001.

   TH USA sells merchandise in the ordinary course of business to a retail store that is owned by Mr. Hilfiger's sister. Sales to this customer amounted to approximately $690,000 during fiscal year 2001.

   THEH has a consulting agreement with Fasco International, an affiliate of Messrs. Chou and Stroll. The fees under this agreement totaled $500,000 during fiscal year 2001.

   THEH has a consulting agreement with another affiliate of Mr. Stroll. THEH paid fees under this agreement of $500,000 in fiscal year 2001.

   Under the terms of an agreement with Novel Enterprises, THHK reimburses Novel Enterprises for certain general and administrative expenses incurred by it on behalf of THHK. Payments made to Novel Enterprises under this agreement for the fiscal year ended March 31, 2001 were $318,000.

   The Audit Committee of the Board of Directors reviews transactions between the Company and its affiliates to seek to provide that such transactions are on terms which are no less favorable as a whole to the Company than could be obtained from unaffiliated parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and certain persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership ("Section 16 Reports") with the SEC and the New York Stock Exchange. Reporting Persons are required by the SEC to furnish the Company with copies of all Section 16 Reports they file.

   Based solely on its review of the copies of such Section 16 Reports received by it, or written representations received from certain Reporting Persons, the Company believes that all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to the fiscal year ended March 31, 2001 have been complied with on a timely basis.

            PROPOSAL TWO: APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

   On July 30, 2001, the Company's Compensation Committee approved and the Board of Directors adopted, subject to and effective upon shareholder approval, the Tommy Hilfiger Corporation 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan"). The 2001 Stock Incentive Plan is intended to continue the general purpose of the 1992 Stock Incentive Plans, and no further grants will be made under the 1992 Stock Incentive Plans following shareholder approval of the 2001 Stock Incentive Plan. Specifically, the purpose of the 2001 Stock Incentive Plan is to enable the Company and its subsidiaries to continue to attract, retain and motivate officers, employees and directors by providing incentives directly linked to the profitability of the Company's businesses and increases in shareholder value.

   The affirmative vote of a majority of the Ordinary Shares voting, in person or by proxy, on this proposal at the Annual Meeting is required for approval of the 2001 Stock Incentive Plan.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2001 STOCK INCENTIVE PLAN.


Description of the 2001 Stock Incentive Plan

   The following description of the 2001 Stock Incentive Plan is qualified in its entirety by reference to the full text of such plan, a copy of which is attached hereto as Appendix B.

   Effectiveness, Duration and Modification. The 2001 Stock Incentive Plan will be effective only upon its approval by shareholders. If approved at the Annual Meeting, the 2001 Stock Incentive Plan will remain in effect until December 31, 2011, unless sooner terminated by the Board of Directors. The Board of Directors of the Company may at any time amend, alter or discontinue the 2001 Stock Incentive Plan; provided that no amendment, alteration or discontinuation of the plan shall be made which would (i) impair the rights of an award recipient without such recipient's consent (except such an amendment made to cause the plan to comply with applicable law, stock exchange rules or accounting rules), or (ii) without the approval of the shareholders of the Company, amend, alter or discontinue the provisions described below prohibiting repricings of stock options and stock appreciation rights.

   The Stock Plan Committee (as defined under "Administration" below) may amend the terms of any award theretofore granted, but no such amendment shall (i) cause a Qualified Performance-Based Award (as defined in the 2001 Stock Incentive Plan) to cease to qualify as "performance-based compensation" under
Section 162(m) of the Code or (ii) impair the rights of an award recipient without such recipient's consent (except such an amendment made to cause the award to comply with applicable law, stock exchange rules or accounting rules). Notwithstanding any other provision of the 2001 Stock Incentive Plan, except for adjustments described under "Certain Corporate Events" below or as approved by the shareholders of the Company, neither the Stock Plan Committee nor the Board of Directors shall reduce the per share exercise price of, or cancel and regrant, any stock option or stock appreciation right after it has been granted.

   Stock Subject to Plan; Annual Award Limit. The 2001 Stock Incentive Plan authorizes the grant of awards to eligible participants with respect to up to 3,500,000 Ordinary Shares; provided that no more than 350,000 of those shares may be awarded pursuant to grants of restricted stock. No participant under the 2001 Stock Incentive Plan may be granted awards covering in excess of 700,000 Ordinary Shares in any fiscal year of the Company. No further grants will be made under the 1992 Stock Incentive Plans following shareholder approval of the 2001 Stock Incentive Plan.

   Under the 2001 Stock Incentive Plan, if any stock option (and related stock appreciation right, if any) terminates without being exercised, or if any stock appreciation right is exercised for cash, or if any shares of restricted stock are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the SEC or its staff), Ordinary Shares subject to such awards shall again be available for distribution in connection with awards under such plan. Ordinary Shares subject to awards under the 2001 Stock Incentive Plan may be authorized and unissued shares or may be treasury shares.

   Eligibility. All officers, employees and directors of the Company and its subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Company and its subsidiaries are eligible to be designated a participant under the 2001 Stock Incentive Plan; provided that Messrs. Chou, Stroll, Hilfiger, Horowitz and Chao will not be eligible for grants under this plan. The number of persons in the eligible class is not determinable at this time.

   Administration. The 2001 Stock Incentive Plan will be aministered by the Compensation Committee of the Board of Directors, or, if at any time no such committee shall be in office, by the Board of Directors (in either case, the "Stock Plan Committee").

   Types of Awards. Awards made by the Stock Plan Committee under the 2001 Stock Incentive Plan may include non-qualified stock options ("NQOs"), incentive stock options ("ISOs"), stock appreciation rights ("SARs") granted in conjuction with stock options and restricted stock. Awards under the 2001 Stock Incentive Plan are subject to such terms and conditions as may be determined by the Stock Plan Committee and specified in the applicable award agreement; provided that an option or related SAR granted under the 2001 Stock Incentive Plan must have an exercise price of not less than fair market value at, and may not be exercisable more than 10 years after, the date of grant. An award agreement may provide for acceleration or immediate vesting in the event of a change of control of the Company or any of its subsidiaries.

   Awards under the 2001 Stock Incentive Plan in the form of NQOs, ISOs and SARs are intended to qualify as "performance-based compensation" under Section 162(m) of the Code. In addition, the Stock Plan Committee has the discretion to structure an award of restricted stock as a Qualified Performance-Based Award, in order to qualify such award as "performance-based compensation" under
Section 162(m). See "Summary of Federal Income Tax Consequences" below.

   Each Qualified Performance-Based Award will be conditioned upon the attainment of pre-established performance goals measured over a performance period designated by the Stock Plan Committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for the purposes of determining a participant's right to payment in respect of a Qualified Performance-Based Award under the 2001 Stock Incentive Plan. The performance goals applicable to a performance period must be established in writing by the Stock Plan Committee no later than the earlier of (i) 90 days after the start of the performance period, or (ii) the date upon which 25% of the performance period has elapsed. The performance goals are determined by reference to one or more of the following performance measures, as selected by the Stock Plan Committee and as applicable to the Company or any of its subsidiaries, or any of their respective divisions or business units: basic or diluted earnings per share; net revenues or net sales; gross profit; income from operations; income before taxes, before interest and taxes or before interest, taxes, depreciation and amortization; income before depreciation, financing of fixed assets, non-operating expenses and taxes; net income; operational cash flow; cash generation; reduction of debt or similar obligations; unit volume; change in working capital; Company stock price; return on capital; and return on investment; each as determined in accordance with generally accepted accounting principles as consistently applied by the Company, and if so determined by the Stock Plan Committee, adjusted to the extent permitted under Section 162(m) to omit the effects of extraordinary items of gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period and from participant to participant. The Stock Plan Committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable in respect of Qualified Performance-Based Awards under the 2001 Stock Incentive Plan.

   Certain Corporate Events. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution or certain other similar events, the Stock Plan Committee may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the 2001 Stock Incentive Plan and the maximum limitation upon awards to be granted to any participant in any fiscal year, in the number, kind and exercise price of shares subject to outstanding stock options and SARs, in the number and kind of shares subject to other outstanding awards and/or such other substitutions or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion.

   Non-Transferability. No award under the 2001 Stock Incentive Plan is transferable other than by will or the laws of descent and distribution or, in the case of NQOs and related SARs, (i) pursuant to a qualified domestic relations order or (ii) as otherwise permitted by the Stock Plan Committee including, if so permitted, pursuant to transfers to the participant's immediate family, whether directly or indirectly by means of a trust, partnership or otherwise.

   Future and Pro Forma Benefits. Since no awards have been made under the 2001 Stock Option Plan and since such awards are wholly discretionary, it cannot be determined at this time what amounts, if any, will be received by or allocated to any person or group of persons under the 2001 Stock Option Plan if such plan is approved, or what amounts would have been received by or allocated to any person or group of persons for the last fiscal year if such plan had been in effect.

   Stock Price. On September 10, 2001, the closing price of the Ordinary Shares on the New York Stock Exchange was $11.00.

   Summary of Federal Income Tax Consequences. The following is a brief description of the federal income tax treatment that will generally apply to awards under the 2001 Stock Incentive Plan based on current federal income tax rules.

   The grant of an NQO will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Ordinary Shares acquired over the exercise price for those shares and the Company or one of its subsidiaries will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Ordinary Shares equal to the fair market value of the shares at the time of exercise.

   The grant of an ISO will not result in taxable income to the grantee. The exercise of an ISO will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or one of its subsidiaries during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Code). The excess of the fair market value of the Ordinary Shares at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the grantee's alternative minimum taxable income for the tax year in which the ISO is exercised. If the grantee does not sell or otherwise dispose of the Ordinary Shares within two years from the date of the grant of the ISO or within one year after the transfer of such Ordinary Shares to the opionee, then, upon disposition of such Ordinary Shares, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain and the Company or the relevant subsidiary will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company or the relevant subsidiary will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. The Company or the relevant subsidiary will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.

   The grant of an SAR will not result in taxable income to the grantee. Upon exercise of an SAR, the amount of cash or the fair market value of Ordinary Shares received will be taxable to the grantee as ordinary income and the Company or the relevant subsidiary will be entitled to a corresponding deduction. Gains and losses realized by the grantee upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

   A grantee who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company or the relevant subsidiary will not be entitled to a corresponding deduction, assuming that the restrictions constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of Ordinary Shares subject to an award, the grantee will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company or the relevant subsidiary will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company or the relevant subsidiary will be entitled to a corresponding deduction. A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date and the Company or the relevant subsidiary will be entitled to a corresponding deduction.

   Section 162(m) of the Code disallows the deduction for federal income tax purposes of certain annual compensation paid to certain executive officers in excess of $1,000,000 per executive. Compensation that qualifies as "performance-based compensation" is not subject to such limit. As noted above under "Types of Awards", the 2001 Stock Incentive Plan has been designed to allow for awards that will satisfy the requirements applicable to "performance-based compensation" under Section 162(m).

   The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2001 Stock Incentive Plan. A grantee may also be subject to state and local taxes in connection with the grant or exercise of awards under the 2001 Stock Incentive Plan. The Company suggests that grantees consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

      PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Nominee for Independent Auditors

   The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as independent auditors of the accounts of the Company for the 2002 fiscal year, subject to ratification by shareholders. PricewaterhouseCoopers LLP and one of its predecessors, Price Waterhouse LLP, have served as independent auditors for the Company since 1992. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.

   The affirmative vote of a majority of the Ordinary Shares voting, in person or by proxy, on this proposal at the Annual Meeting is required for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the 2002 fiscal year.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR.

Audit and Other Fees

   Set forth below are the fees billed to the Company by PricewaterhouseCoopers LLP for audit and non-audit services with respect to fiscal year 2001.

   Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company's fiscal year 2001 financial statements, and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for such fiscal year, were $298,400.

   Financial Information Systems Design and Implementation Fees. During fiscal year 2001, PricewaterhouseCoopers LLP did not perform any financial information systems design and implementation services for the Company.

   All Other Fees. The aggregate fees billed by PricewaterhouseCoopers LLP in fiscal year 2001 in connection with all other services rendered to the Company, which consisted primarily of tax-related services, were $782,000.

Audit Committee Report

   The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

   In this context, the Audit Committee has (i) reviewed and discussed with management the Company's audited financial statements, (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), (iii) received from the independent auditors the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management and (iv) considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditors' independence.

   Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the SEC.

                                    AUDIT COMMITTEE

                                    Clinton V. Silver, Chairman
                                    Joseph M. Adamko
                                    Simon Murray

                           PROPOSALS OF SHAREHOLDERS

   Shareholder proposals intended to be included in the Company's Proxy Statement for the 2002 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by the Company by May 24, 2002. Proposals for the 2002 Annual Meeting of Shareholders submitted outside the processes of Rule 14a-8 will be considered untimely for purposes of Rule 14a-4(c) of the Exchange Act if not received by the Company by August 7, 2002.

                                 OTHER MATTERS

   The Board does not know of any other business that may be presented for consideration at the Annual Meeting. If any business not described herein should come before the Annual Meeting, the persons named in the enclosed Proxy Card will vote on those matters in accordance with their best judgment.

   The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, in each case exclusive of exhibits, will be mailed without charge to any shareholder entitled to vote at the Annual Meeting, upon written request to Tommy Hilfiger U.S.A., Inc., 25 West 39th Street, New York, New York 10018,
Attn: Investor Relations.

                                    By order of the Board of Directors

                                    LAWRENCE T.S. LOK
                                    Secretary

Hong Kong
September 21, 2001

                                                                      APPENDIX A

                          TOMMY HILFIGER CORPORATION
                            AUDIT COMMITTEE CHARTER

   The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

   The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

   The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   The Audit Committee shall make regular reports to the Board.

   The Audit Committee shall:

     1.Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2.Review the annual audited financial statements with management, including major issues regarding accounting principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     3.Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     4.Review with management and the independent auditors the Company's quarterly financial results prior to the filing of the Company's Quarterly Reports on Form 10-Q.

     5.Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     6.Review major changes to the Company's accounting principles and practices as suggested by management, the internal auditors or the independent auditors.

     7.Recommend to the Board the appointment of the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board.

     8.Approve the fees to be paid to the independent auditors for audit services and each non-audit service that exceeds 10% of the total auditing fees.

     9.Receive periodic reports from the independent auditors regarding the auditors' independence, discuss such reports with the auditors, consider whether the provision of non-audit services is compatible with maintaining the auditors' independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

    10.Evaluate together with the Board the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

    11.Review the appointment and replacement of the senior internal auditing executive.

    12.Review the significant reports to management prepared by the internal auditing department and management's responses.

    13.Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

    14.Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

    15.Discuss with management, the Company's senior internal auditing executive and the independent auditors any conditions indicating that the Company's subsidiary/foreign affiliated entities are not in conformity with applicable legal requirements or the Company's Code of Conduct.

    16.Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

    17.Review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and the Company's response to that letter. Such review should include:

       (a)Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       (b)Any changes required in the planned scope of the internal audit.

       (c)The internal audit department's responsibilities, budget and staffing.

    18.Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    19.Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

    20.Review with the Company's senior internal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

    21.Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditors in separate executive sessions.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and any Company Code of Conduct.

                                                                      APPENDIX B

                          TOMMY HILFIGER CORPORATION
                           2001 STOCK INCENTIVE PLAN

SECTION 1.  Purpose; Definitions.

   The purpose of the Plan is to give the Company and its subsidiaries a significant advantage in attracting, retaining and motivating officers, employees and directors and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in shareholder value.

   For purposes of the Plan, the following terms are defined as set forth below:

      (a) "Award" means a Stock Appreciation Right, Stock Option or Restricted Stock.

      (b) "Award Formula" means one or more objective formulas or standards established by the Committee for purposes of determining an Award based on the level of performance with respect to one or more Performance Goals. Award Formulas may vary from Performance Period to Performance Period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative.

      (c) "Award Schedule" means the Award Schedule established pursuant to
   Section 7(c)(ii).

      (d) "Board" means the Board of Directors of the Company.

      (e) "Cause" means: (i) the conviction of the participant for committing a felony under federal law or the law of the state in which such action occurred; dishonesty in the course of fulfilling the participant's employment duties; or willful and deliberate failure on the part of the participant to perform his employment duties in any material respect; or
   (ii) such other meaning as may be specified with respect to Awards in any Award, employment, or other agreement entered into at or before the time the Award is granted (or, with the consent of the participant, after such time).

      (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      (g) "Committee" means the Committee referred to in Section 2.

      (h) "Company" means Tommy Hilfiger Corporation, a British Virgin Islands corporation.

      (i) "Determination Period" means, with respect to a Performance Period applicable to any Award under the Plan, the period commencing with the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period and (ii) the date upon which twenty-five percent (25%) of the Performance Period shall have elapsed.

      (j) "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

      (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      (l) "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

      (m) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

      (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      (o) "Performance Goal" means the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative.

      (p) "Performance Measure" means one or more of the following selected by the Committee to measure performance of the Company or any of its subsidiaries, or any of their respective divisions or business units, for a Performance Period: basic or diluted earnings per share; net revenues or net sales; gross profit; income from operations; income before taxes, before interest and taxes or before interest, taxes, depreciation and amortization; income before depreciation, financing of fixed assets, non-operating expenses and taxes; net income; operational cash flow; cash generation; reduction of debt or similar obligations; unit volume; change in working capital; Company stock price; return on capital; and return on investment; each as determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee prior to the expiration of the Determination Period, adjusted, to the extent permitted under Section 162(m) of the Code, to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative.

      (q) "Performance Period" means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a participant's right to payment in respect of a Qualified Performance-Based Award or other Award.

      (r) "Plan" means the Tommy Hilfiger Corporation 2001 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

      (s) "Plan Year" means the Company's fiscal year.

      (t) "Qualified Performance-Based Award" means an Award of Restricted Stock designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.


      (u) "Restricted Stock" means an award granted under Section 7.

      (v) "Retirement" means retirement from active employment under a pension plan of the Company or any of its subsidiaries, or under an employment contract with any of them, or termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

      (w) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in
   Section 162(m)(4)(C) of the Code.


      (x) "Stock" means the ordinary shares, par value $0.01 per share, of the Company.

      (y) "Stock Appreciation Right" means a right granted under Section 6.

      (z) "Stock Option" means an option granted under Section 5.

      (aa) "Termination of Employment" means the termination of the participant's employment with the Company or any of its subsidiaries. A participant employed by a subsidiary shall also be deemed to incur a Termination of Employment if the subsidiary ceases to be such a subsidiary, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another of its subsidiaries.

   In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.  Administration.

   The Plan shall be administered by the Compensation Committee of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

   The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from
Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the
Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

   The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers, employees and directors of the Company and its subsidiaries.

   Among other things, the Committee shall have the authority, subject to the terms of the Plan:

      (a) subject to Section 4, to select the officers, employees and directors to whom Awards may from time to time be granted;

      (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock or any combination thereof are to be granted hereunder;

      (c) to determine the number of shares of Stock to be covered by each Award granted hereunder;

      (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

      (e) subject to Section 8, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals;

      (f) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred; and

      (g) to determine under what circumstances a Stock Option may be settled in cash or Stock under Section 5(j).


   The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

   Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.  Stock Subject to Plan.

   Subject to adjustment as provided herein, the total number of shares of Stock available for grant under the Plan shall be 3,500,000 shares of Stock, and no more than 350,000 of those shares may be granted pursuant to

Restricted Stock Awards. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Stock Options intended to be Incentive Stock Options shall be 3,500,000 shares. No participant under the Plan may be granted Awards covering in excess of 700,000 shares of Stock in any fiscal year of the Company. Shares of Stock subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

   If any shares of Restricted Stock are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the Securities and Exchange Commission (the "Commission") or its staff), or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by delivering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock delivered or attested to shall be deemed delivered to the participant for purposes of determining the total number of shares of Stock available for delivery under the Plan. To the extent any shares of Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the total number of shares of Stock available for delivery under the Plan.

   In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan and the maximum limitation upon Awards to be granted to any participant in any fiscal year, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other substitutions or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  Eligibility.

   Officers, employees and directors of the Company and its subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Company and its subsidiaries are eligible to be granted Awards under the Plan. No grant shall be made to Silas K.F. Chou, Lawrence S. Stroll, Thomas J. Hilfiger, Joel J. Horowitz or Ronald K.Y. Chao pursuant to the Plan.

SECTION 5.  Stock Options.

   Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

   The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

   Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant.

   Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such
Section 422.

   Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

      (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Stock subject to the Stock Option on the date of grant.

      (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

      (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

      (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

      The option price of Stock to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the option agreement, may also be paid by one or more of the following: (i) in the form of unrestricted Stock already owned by the optionee (and, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder) based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised (either by delivery of such shares or by attestation); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Stock Option is granted; (ii) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Stock Option that number of shares having an aggregate fair market value on the date of exercise equal to the exercise price for all of the shares of Stock subject to such exercise; or (iii) by a combination thereof, in each case in the manner provided in the option agreement.

      In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by (i) delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price or (ii) delivering a promissory note in exchange for a loan from the Company. To facilitate (i) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

      If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee.

      No shares of Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, an optionee shall have all of the rights of a shareholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 10(a).

      (e) Non-Transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Non-Qualified Stock Option, pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or as otherwise permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee's immediate family, whether directly or indirectly by means of a trust or partnership or otherwise. For purposes of this Plan, "immediate family" shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships). All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or, in the case of a Non-Qualified Stock Option, its alternate payee pursuant to such qualified domestic relations order or any other person to whom such Stock Option is transferred pursuant to this paragraph, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Non-Qualified Stock Option, pursuant to a qualified domestic relations order or as otherwise permitted under the Plan.

      (f) Termination by Death. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of one year (or such shorter period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such one-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if optionee dies within such three-year (or such shorter) period, any unexercised Stock Option held by such optionee shall, not withstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (i) Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term if such Termination of Employment of the optionee is without Cause; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price times the number of shares of Stock for which the Option is being exercised on the effective date of such cash out.

SECTION 6.  Stock Appreciation Rights.

   (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

   A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

   (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

        (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this
     Section 6.

        (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

        (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

SECTION 7. Restricted Stock.

   (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

   (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Tommy Hilfiger Corporation 2001 Stock Incentive Plan, as amended, and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Tommy Hilfiger Corporation, 11/F, Novel Industrial Building, 850-870 Lai Chi Kok Road, Cheung Sha Wan, Kowloon, Hong Kong."

   The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

   (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

        (i) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied.

        (ii) With respect to each Performance Period applicable to a Restricted Stock Award that is a Qualified Performance-Based Award, prior to the expiration of the Determination Period the Committee shall establish in writing for such Performance Period an Award Schedule for the participant. The Award Schedule shall set forth the applicable Performance Period, Performance Measure(s), Performance Goal(s), and Award Formula(s) and such other information as the Committee may determine. Once established for such Restricted Stock Award, such items shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m). Award Schedules may vary from Performance Period to Performance Period and from participant to participant.

        (iii) A participant shall be eligible to receive payment in respect of a Qualified Performance-Based Award only to the extent that the Performance Goal(s) for such Qualified Performance-Based Award are achieved and the Award Formula as applied against such Performance Goal(s) determines that all of some portion of such participant's Qualified Performance-Based Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Qualified Performance-Based Award earned by such participant for such Performance Period based upon such participant's Award Formula. The Committee shall then determine the actual amount of the Qualified Performance-Based Award to be paid to such participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Qualified Performance-Based Award otherwise payable to such participant based upon such performance.

        (iv) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(viii), during a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of service, performance of the participant or of the Company or the subsidiary, division or department for which the participant is employed or such other factors or criteria as the Committee may determine.

        (v) Except as provided in this paragraph (v) and Sections 7(c)(i) and 7(c)(iv) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 10(f) of the Plan, (1) cash dividends on the shares of Stock that are the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, and
     (2) dividends payable in Stock shall be paid in the form of Restricted
     Stock.

        (vi) Except to the extent otherwise provided in the applicable Restricted Stock Agreement or Section 7(c)(i) or 7(c)(iv), upon a participant's Termination of Employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

        (vii) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

        (viii) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

SECTION 8. Term, Amendment and Termination.

   The Plan will terminate on December 31, 2011. Under the Plan, Awards outstanding as of December 31, 2011 shall not be affected or impaired by the termination of the Plan.

   The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right or Restricted Stock Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to cause the Plan to comply with applicable law, stock exchange rules or accounting rules, or (ii) without the approval of the shareholders of the Company, amend, alter or discontinue the provisions set forth in the fourth paragraph of this Section 8.

   The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall (i) adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith or otherwise cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or

(ii) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right or Restricted Stock Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to cause the Award to comply with applicable law, stock exchange rules or accounting rules.

   Notwithstanding any other provision of the Plan, except pursuant to the third paragraph of Section 3 or as approved by the shareholders of the Company, neither the Committee nor the Board shall reduce the per share option price of, or cancel and regrant, any Stock Option or Stock Appreciation Right after it has been granted.

SECTION 9. Unfunded Status of Plan.

   It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 10. General Provisions.

   (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

   All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

   (b) Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its employees.

   (c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate the employment of any employee at any time.

   (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

   (e) At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

   (f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

   (g) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

   (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the British Virgin Islands, without regard to the conflict of law principles thereof.

SECTION 11.  Misconduct of a Participant.

   Notwithstanding anything to the contrary in the Plan, the Committee, in its sole discretion, may establish procedures, at or before the time that an Award is granted (or, with the consent of the participant, after such time), in an agreement associated with such Award or in a separate agreement, providing for the forfeiture or cancellation of such Award (whether vested or unvested), or the disgorgement of gains from the exercise, vesting or settlement of the Award, in each case to be applied if the participant engages in conduct detrimental to the Company. For purposes of this Plan, conduct detrimental to the Company may include conduct that the Committee in its sole discretion determines (a) to be injurious or prejudicial to any interest of the Company or any of its subsidiaries, or (b) to otherwise violate a policy, procedure, or rule applicable to the participant with respect to the Company or any of its subsidiaries, or if the participant's employment is terminated for Cause.

SECTION 12.  Effective Date of Plan.

   The Plan shall be effective only upon the approval by the shareholders of the Company in a manner consistent with the shareholder approval requirements of Section 162(m) of the Code.

                           TOMMY HILFIGER CORPORATION

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
              2001 ANNUAL MEETING OF SHAREHOLDERS--OCTOBER 29, 2001

The undersigned hereby appoints Silas K.F. Chou and Joel J. Horowitz, and each of them, with full power of substitution, for and in the name of the undersigned to vote all Ordinary Shares, par value $.01 per share, of Tommy Hilfiger Corporation, a British Virgin Islands corporation, that the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Shareholders, to be held at The Sandy Lane Hotel, Sandy Lane, St. James, Barbados, on Monday, October 29, 2001 at 12:00 noon, local time, and at any adjournment thereof, upon the matters described in the Notice of Annual Meeting and Proxy Statement dated September 21, 2001, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

This proxy is being solicited by the Board of Directors of Tommy Hilfiger Corporation. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND, WITH RESPECT TO ITEM 4, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                              ----------------
                                                              SEE REVERSE SIDE
                                                              ----------------
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                              FOLD AND DETACH HERE

You can now access your Tommy Hilfiger Corporation account online.

Access your Tommy Hilfiger Corporation shareholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, transfer agent for Tommy Hilfiger Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

     o  View account status             o   Make address changes
     o  View certificate history        o   Obtain a duplicate 1099 tax form
     o  View book-entry information     o   Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                 and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect*(SM) is currently only available for domestic individual and joint accounts.

o SSN
o PIN
o Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o SSN
o PIN
o Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o Certificate History
o Book-Entry Information
o Issue Certificate
o Payment History
o Address Change
o Duplicate 1099

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time

      The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

                                              Please mark your votes as     /X/
                                              indicated in this example


1. Election of Directors.




FOR all nominees                 WITHHOLD                          NOMINEES: 01 J.J. Horowitz, 02 R.K.Y.
listed to the right              AUTHORITY                         Chao, 03 S. Murray
(except as marked to             to vote for all nominees
the contrary)                    listed to the right               (INSTRUCTION:  To withhold authority
                                                                    to vote for any individual nominee, write
     /  /                             /  /                          that nominee's name in the space provided
                                                                    below.)

                                                                    ----------------------------------

2. Approval of 2001 Stock Incentive Plan.            3. Ratification of Appointment of Auditors.

  FOR      AGAINST    ABSTAIN                                FOR     AGAINST    ABSTAIN
  / /       /  /       /  /                                  /  /      /  /       /  /

4. In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

                                                              ----
                                                                 |
                                                                 |

Signature ______________________ Signature _______________________ Dated__________, 2001

Note: Please date and sign this proxy exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.
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